Exhibit 12.2
                                                                      6/22/98
                               GULF POWER COMPANY
        Computation  of  ratio  of  earnings  to fixed  charges  plus  preferred dividend requirements for the five years ended December 31, 1997 and the twelve months ended March 31, 1998
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                                                                                                                          Twelve
                                                                                                                          Months
                                                                                                                          Ended
                                                                              Year ended December 31,                    March 31,
                                                           =============================================================
                                                                1993        1994        1995         1996        1997       1998
                                                                ====        ====        ====         ====        ====       ====
                                                           -----------------------------Thousands of Dollars-----------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges                           $ 96,088    $ 93,407    $ 92,693    $ 94,283     $ 90,978    $ 85,281
      Federal and state income taxes                          28,304      40,848      33,796      35,417       40,497      38,287
      Deferred income taxes, net                               5,347      (6,987)        390       2,156       (7,047)     (7,980)
      Deferred  investment  tax credits                            -           -           -           -            -           -
      AFUDC - Debt funds                                         454         656         187          58            5           2
                                                            --------    --------    --------    --------     --------    --------
         Earnings  as defined                               $130,193    $127,924    $127,066    $131,914     $124,433    $115,590
                                                            ========    ========    ========    ========     ========    ========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                             $ 31,344    $ 27,124    $ 23,294    $ 24,691     $ 21,699    $ 20,779
   Interest  on interim  obligations                             870       1,509       2,931       2,071          891         946
   Amort of debt disc, premium  and expense, net               1,412       1,834       2,014       2,087        2,281       2,292
   Other interest  charges                                     2,877       2,442       1,674       1,882        4,885       5,312
                                                             -------    --------    --------    --------     --------    -------
         Fixed charges as defined                             36,503      32,909      29,913      30,731       29,756      29,329
Tax  deductible   preferred  dividends                           156         156         156         156          156         156
                                                            --------    --------    --------    --------     --------    --------
                                                              36,659      33,065      30,069      30,887       29,912      29,485
                                                            --------    --------    --------    --------     --------    --------
Non-tax  deductible  preferred  dividends                      5,572       5,769       5,657       5,609        3,461       2,075
Ratio  of net income  before  taxes to net income           x  1.560    x  1.555    x  1.543    x  1.591     x  1.546    x  1.542
                                                            --------    --------    -------     -------      --------    -------
Pref  dividend  requirements  before  income  taxes            8,692       8,971       8,729       8,924        5,351       3,200
                                                             -------    --------    --------    --------     --------     -------
Fixed  charges  plus  pref  dividend  requirements          $ 45,351    $ 42,036    $ 38,798    $ 39,811     $ 35,263    $ 32,685
                                                            ========    ========    ========    ========     ========    ========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                            2.87        3.04        3.28        3.31         3.53        3.54
                                                                ====        ====        ====        ====         ====        ====


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